UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED – DECEMBER 2, 2010

ARDENT MINES LIMITED
(Exact name of Registrant as specified in its charter)

NEVADA	000-50994	88-0471870
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

100 Wall Street, 21st Floor
New York, NY 10005
(Address of principal executive offices)

561-989-3200
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of James Ladner to the Board of Directors of Ardent Mines Limited

Mr. James Ladner has been appointed as a member of the Board of Directors of Ardent Mines Limited (the “Company”), to commence his services as of December 2, 2010.

Mr. Ladner has served as a self-employed financial consultant in Kilchberg (Zurich), Switzerland since 1992, and presently serves as a professional company director. He is a director and a member of the audit committees of Oracle Energy Corp. (since 2007), Colt Resources Inc. (since 2010) and Royal Coal Corp. (since 2010).

From 1992-2002, he was a co-founder and managing director of RP&C International, where he was involved in the syndication and sale of dollar convertible bonds, shares and warrants of North American companies in Europe. He served as the non-executive chairman of Bank Austria (Switzerland) Ltd. from 1992-2001. Previously he was an Executive Vice President of Coutts Bank (Switzerland) Ltd. – now RBS Coutts Bank, where he was employed from 1964 -1992.

As a professional company director he has served on the boards of several other companies, funds and banks in Switzerland, including the Royal Bank of Scotland AG, Interallianz Bank AG, Asahi Bank AG, F. Van Lanschot Bankiers (Switzerland) Ltd., Atlantic Finanz AG, Immofonds, Verit Immobilien, Ahold Finance group. He has also served on boards outside Switzerland, including Energy Capital Investment Co. plc, Equator Exploration Ltd., StrataGold Corporation, Pan Pacific Aggregates plc, Nevoro Inc. and Coastport Capital Inc.

He was a member of the Swiss Admissions Commission for listing on Swiss Stock Exchanges and a member of the Swiss Capital Market Commission of the Swiss National Bank from 1990-1992.

Mr. Ladner is a graduate of the University of St. Gallen in Switzerland.

The Company and Mr. Ladner have agreed that his compensation shall initially be five thousand U.S. Dollars ($5,000) per month. Two thousand five hundred U.S. Dollars ($2,500) of this amount shall be payable incrementally on a monthly basis and pro-rated for any partial month of service, less any applicable statutory and regulatory deductions, which shall be payable in accordance with the Company’s regular payroll practices, as the same may be modified from time to time. The remainder of this compensation shall accrue until such time as the Company shall have received capital investments in the amount of ten million U.S. Dollars ($10,000,000), at which time all accrued and unpaid amounts shall be due and payable. The Company and Mr. Ladner have agreed that an option grant from the Company to Mr. Ladner shall be set at a future date.

Mr. Ladner will serve on Audit Committee of the Company’s Board of Directors. The Company’s Board of Directors has determined that Mr. Lander is an independent director.  The Company has adopted the standards for director independence contained in the Nasdaq Marketplaces Rule 5605(a)(2).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ARDENT MINES LIMITED

By:	/s/ Leonardo Alberto Riera
Name: Leonardo Alberto Riera
Title: President

Date: December 2, 2010